SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2010

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2010, Sigma-Aldrich Corporation (Sigma-Aldrich or the Company) announced with great sadness that Dr. Jai P. Nagarkatti, its Chairman, President and Chief Executive Officer (CEO), died suddenly and unexpectedly of an apparent heart attack Saturday, November 13, 2010 in St. Louis, Missouri. He was 63 years old.

Sigma-Aldrich’s Board of Directors has had in place a careful succession plan for key officers, including the CEO. Drawing upon over a year of work on a succession plan for senior leadership, the Board has elected Rakesh Sachdev as President and CEO. Mr. Sachdev, age 54, has been Senior Vice President, Chief Financial Officer (CFO) and Chief Administrative Officer since May 2009. In his Chief Administrative Officer capacity, Mr. Sachdev was responsible for the Information Systems and the Strategy and Corporate Development functions. Mr. Sachdev also assumed responsibility for the Company’s operations in Asia Pacific and Latin America. Previously, he served as Vice President and CFO of the Company from November 2008 to May 2009. Mr. Sachdev has also been elected to the Sigma-Aldrich Board of Directors as of November 14, 2010. Mr. Sachdev has held varied executive positions at publicly-traded manufacturing companies over his career, giving him experience in the areas of corporate transactions, operations and manufacturing, international business, corporate communications and enterprise risk management. Mr. Sachdev also has significant financial expertise as a chief financial officer and an educational background in mechanical engineering. These skills as well as Mr. Sachdev’s contributions to the Company while serving as a member of the executive management team, in particular his leadership in the development and implementation of the current Five Year Strategic Plan led to the conclusion that Mr. Sachdev should serve as a director of the Company.

The Board also has elected Barrett Toan as Chairman as of November 14, 2010.

Mr. Sachdev joined the Company in 2008 from ArvinMeritor, a global supplier of a broad range of integrated systems, modules and components to original equipment manufacturers and the aftermarket for the commercial vehicle, transportation and industrial sectors, where he was Senior Vice President and President Asia Pacific from March 2007 to July 2008. He served as Senior Vice President of Corporate Development and Strategy of ArvinMeritor from April 2005 through March 2007. He served as Interim Chief Financial Officer, Vice President and Controller of ArvinMeritor from August 2003 to March 2005. Prior to joining ArvinMeritor, Mr. Sachdev worked for Cummins Inc. in various leadership roles, including CFO for one of its largest business units, and as Managing Director of its Mexican operations. Mr. Sachdev earned his Masters in Business Administration degree from Indiana University, a Masters degree in Engineering from the University of Illinois and his Bachelors degree in Mechanical Engineering from the prestigious Indian Institute of Technology in New Delhi. He also serves as a member of the Board of Directors of Regal Beloit, Inc. (NYSE: RBC)

Mr. Toan, age 63, served as Chairman of Express Scripts from 1996 to 2006 and as CEO of Express Scripts, Inc. from 1989 to 2005. He has served on the Board of Directors of Sigma-Aldrich since 2001 and served as the Board’s Presiding Director. In that role he presided over independent directors executive sessions at the Board meetings and acted as a liaison between the Chairman and independent directors in matters relating to the Board.

On November 15, 2010 Sigma-Aldrich Corporation announced the appointment of Kirk Richter to the role of Interim CFO. He currently serves as Vice President and Treasurer, duties that he will continue to perform. He succeeds Rakesh Sachdev in the CFO role with Mr. Sachdev’s appointment to President and CEO. Mr. Richter will serve in this role until such time as the Board of Directors has determined a permanent replacement for Mr. Sachdev.

Mr. Richter, age 64, began his career at the Company in 1978. He has been Vice President and Treasurer since May 2009 and was previously Treasurer since 1998, with responsibilities for the Company’s treasury, tax and investor relations functions. He previously served as Corporate Controller from 1983 to 1998. He earned a Bachelor of Science in Business Administration degree from the University of Missouri-St. Louis and is a C.P.A.

The information required under Item 5.02 (c) (3) of Form 8K has not been determined and will be provided in an amendment to this report.

Item 7.01 Regulation FD Disclosure.

On November 14, 2010, the Company issued a press release announcing the death of Dr. Jai P. Nagarkatti, the appointment of Rakesh Sachdev as the President and Chief Executive Officer, and certain other related matters. On November 15, 2010 Sigma-Aldrich Corporation announced the appointment of Kirk Richter to the role of Interim CFO. A copy of these press releases are furnished as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated by reference herein. The description of the press releases contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release issued November 14, 2010 – Sigma-Aldrich Corporation Announces Death of Chairman and CEO; Election of New CEO and Chairman; Conference Call Scheduled for 10:00 a.m. (Central Time) on November 15, 2010.

99.2	Press Release issued November 15, 2010 – Sigma-Aldrich Appoints Kirk Richter as Interim CFO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2010

SIGMA-ALDRICH CORPORATION

By:	/s/ George L. Miller
George L. Miller,
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued November 14, 2010 – Sigma-Aldrich Corporation Announces Death of Chairman and CEO; Election of New CEO and Chairman; Conference Call Scheduled for 10:00a.m. (Central Time) on November 15, 2010.

99.2	Press Release issued November 15, 2010 – Sigma-Aldrich Corporation Appoints Kirk Richter as Interim CFO.

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